Exhibit 99.(d)(2)

Rights Certificate No. : R:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND’S PROSPECTUS DATED JUNE                 , 2007 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, INC., THE INFORMATION AGENT.

NUMBER OF RIGHTS:

THE THAI CAPITAL FUND, INC.
Incorporated under the laws of the State of Maryland

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of The Thai Capital Fund, Inc.
Estimated Subscription Price:  $     per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JULY 12, 2007, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Registered owners of the Subscription certificates are entitled to subscribe for the number of shares of Common Stock, with a par value of $0.01 per share, of The Thai Capital Fund, Inc., a Maryland corporation, upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating to the Offer made by the Rights.  Each Record Date Stockholder who fully exercises all Rights issued to him/her is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription (the “Over-Subscription Privilege”).  The Rights represented hereby include the Over-Subscription Privilege for Rights Holders, as described in the Prospectus.  If enough Shares are available, or if the Board of the Fund approves the distribution of additional Shares, to the extent Shares are not available to honor all requests, the available Shares will be allocated pro rata among those Record Date Stockholders who over-subscribed based on the number of Shares owned by them on the Record Date.  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to The Thai Capital Fund, Inc.  Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

Stock certificates for Primary Share Subscriptions will be delivered as soon as practicable after receipt of Form 1 and any other appropriate forms on the reverse side hereof and after fully payment has been received and cleared. Stock certificates for over-subscriptions will be delivered as soon as practicable after full payment for such Shares have been received and cleared and after all allocations have been effected.

Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent by July 30, 2007, unless the Offer is extended.  Any excess payment to be refunded by the Fund to a Record Date Stockholder will be delivered as soon as practicable after the Expiration Date.  To subscribe pursuant to this Primary Subscription Right, three rights and the Subscription Price are required for each share of Common Stock.  To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of the Estimated Subscription Price set forth above must accompany the Subscription Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of The Thai Capital Fund, Inc. and the signatures of its duly authorized officers.

Dated:                  , 2007

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY,
(New York, N.Y.)	TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail, hand delivery or over night courier:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		shares x	$	= $
	(no. of new shares)		(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for		shares x	$	= $
	(no. of new shares)		(subscription price)		(amount enclosed)

Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐                                    Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to “American Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐                                    Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposeses of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-113109.

FORM 2-DELIVERY TO DIFFERENTADDRESS

If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.